Exhibit 10.40
SB ENERGY, INC.
2026 LONG-TERM INCENTIVE PLAN
Section 1. Purpose. The purposes of this SB Energy, Inc. Long-Term Incentive Plan are to promote the interests of the Company and its stockholders by (i) attracting and retaining employees and directors of, and certain consultants to, the Company and its Subsidiaries, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
“Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.
“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award made or granted from time to time hereunder.
“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium and may be limited to notation on the books and records of the Company.
“Base Salary” means the base salary or wages of the Participant excluding overtime, bonuses, contributions to or benefits under benefit plans, fringe benefits, perquisites, and other such forms of compensation. Base Salary shall include any elective contributions that are paid through a reduction in a Participant’s basic salary and which are not includible in the Participant’s gross income under Sections 125 or 402(e)(3) of the Code.
“Board” shall mean the Board of Directors of the Company.
“Cause” as a reason for a Participant’s termination of employment or service shall, unless otherwise agreed to in writing between the Participant and the Company or a Subsidiary or Affiliate of the Company, have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a Subsidiary or Affiliate of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a Subsidiary or Affiliate of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (i) the Participant’s conviction (or the procedural equivalent) of (including pleading guilty or nolo contendere to), any felony (or the procedural equivalent) or any crime involving moral turpitude; (ii) the Participant’s failure to obey the lawful orders of the Participant’s supervisor or the Board; (iii) the Participant’s gross negligence in the performance of, or willful and reckless disregard of, the Participant’s obligations to the Company; (iv) the Participant’s relocation of his or her principal office without the prior written consent of the Company; (v) the material breach of any of the Participant’s obligations under any restrictive covenants agreement, or any other material agreement entered into with the Company or any of its Subsidiaries or Affiliates; (vi) a material violation of a material Company policy, including the Company’s code of conduct, anti-discrimination and harassment policies; (vii) the Participant’s failure to perform substantial job functions that are consistent with the Participant’s position within the Company in a manner satisfactory to the Company; (viii) the Participant’s material theft, fraud, or material dishonesty that results in reputational or financial harm to the Company or any of its Subsidiaries; or (ix) the Participant’s failure to fully cooperate in any audit or investigation of any entity within the Company provided, however, except for a failure, breach, or refusal which, by its nature, cannot reasonably be expected to be remedied, no termination for Cause for any of the foregoing reasons under subclauses (ii), (iii), (iv), (v), (vi), (vii) or (viii) shall be effective unless and until (A) the Company has given the Participant written notice of the reasons for the termination for Cause and has given the Participant at least 10 calendar days in which to remedy such condition(s), and (B) the Participant has failed to remedy such condition(s).

“Change in Control” shall mean, unless otherwise set forth in an Award Agreement, the consummation of any one of the following events:
i.    the acquisition by any Person, entity or affiliated group in one or a series of transactions (other than the Company, any of its Affiliates or any trustee or other fiduciary holding securities under any employee benefit plan of the Company), of more than 50% of the outstanding voting power of the Company;
ii.    a merger, combination, amalgamation, consolidation, or any other transaction in which the holders of the Company’s common stock immediately prior to such transaction do not hold in respect of their holdings of such stock 50% or more of the voting power of the merged, combined, amalgamated, consolidated, or other resulting entity; or
iii.    a sale or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company, other than (A) to an Affiliate of the Company or any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or (B) in connection with a spinoff involving an Affiliate of the Company or the then-current shareholders.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan.
“Company” shall mean SB Energy, Inc., together with any successor thereto.
“Continuous Service” shall mean the absence of any interruption or termination of service as an employee, director or consultant. Unless otherwise determined by the Committee or its designee, Continuous Service shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, in each case; provided that, unless otherwise determined by the Committee or its designee, such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or applicable law, or unless provided otherwise pursuant to Company policy, as adopted from time to time; or (iv) in the case of transfer between locations of the Company or between the Company, its Subsidiaries or Affiliates or their respective successors. Changes in status between service as an employee, a director and a consultant will not constitute an interruption of Continuous Service; provided, however, that, unless otherwise determined by the Committee, consultants providing services to the Company or a Subsidiary or Affiliate of the Company for less than 32 hours per month shall incur an interruption of Continuous Service.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean, unless otherwise defined in the applicable Award Agreement (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to the Shares, as of any date, (A) the closing sale price (excluding any “after hours” trading) of the Shares as reported on the applicable nationally recognized exchange for such date (or if not then trading on the applicable nationally recognized exchange, the closing sale price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or, (x) if there were no sales on such date or (y) for the purpose of establishing Fair Market Value in connection with the vesting of an Award or the release of Shares, on the closest preceding date on which there were sales of Shares or (B) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.
“GAAP” shall mean United States Generally Accepted Accounting Principles.
“Good Reason” as a reason for a Participant’s termination of employment or service shall, unless otherwise agreed to in writing between the Participant and the Company or a Subsidiary or Affiliate of the Company, have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a Subsidiary or Affiliate of the Company. If the Participant is not a party to an employment, severance agreement or similar agreement with the Company or a Subsidiary or Affiliate of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, for purposes of this Plan, “Good Reason” shall mean, without the Participant’s consent: (i) the Participant’s base salary or target annual bonus opportunity is materially reduced (for the avoidance of doubt, the Participant’s failure to earn an annual bonus, or earning an annual bonus that is less than the target annual bonus, in a given year will not constitute “Good Reason”), provided however that if the Participant chooses to relocate the Participant’s principal office and has his or her compensation adjusted to account for the change of location in accordance with hereunder then such adjustment shall not constitute Good Reason; (ii) a relocation of the Participant’s principal office by the Company, to a location more than 50 miles from the Participant’s then-current office location; or (iii) a material breach of the Company’s or its Subsidiaries’ obligations under any material compensatory agreement with the Participant; provided, however, that no termination by the Participant for Good Reason for any of the foregoing reasons shall be effective unless and until (A) the Participant has given the Company written notice of the reasons for the termination for Good Reason no more than 30 calendar days following the initial existence of the condition(s) that constitute(s) Good Reason, and has given the Company at least 30 calendar days in which to remedy such condition(s), (B) the Company has failed to remedy the same, and (C) the Participant actually terminates the Participant’s employment within 30 calendar days after the expiration of the remedy period without remedy of the Good Reason by the Company.
“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.
“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.
“Participant” shall mean any (i) employee of, or consultant to, the Company or its Subsidiaries, or non-employee director who is a member of the Board or the board of directors of a Subsidiary of the Company, eligible for an Award under Section 5 and selected by the Committee to receive an Award under the Plan or (ii) any employee of, or consultant to, an Affiliate, eligible for a cash-settled Performance Award or cash-settled Restricted Stock Unit under Section 5 and selected by the Committee to receive a cash-settled Performance Award or a cash-settled Restricted Stock Unit under the Plan.
“Performance Award” shall mean any right granted under Section 9 of the Plan.
“Performance Criteria” shall mean the measurable criterion or criteria that the Committee selects for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any performance-based award under the Plan. The Performance Criteria used to establish the Performance Goal(s) may be based on any factors or metrics determined by the Committee in its discretion, whether determined on a GAAP or non-GAAP basis, including but not limited to, any of the following: revenue, operating income, contribution, day sales outstanding, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns (on an absolute or relative basis), profit margin, operating margin, contribution margin, earnings per Share, net earnings, operating earnings, free cash flow, cash flow from operations, earnings before interest, taxes, depreciation and amortization (EBITDA), including adjusted EBITDA, number of customers, operating expenses, capital expenses, customer acquisition costs, Share price, sales, bookings, or market share.
“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, including, without limitation (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company; or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a performance-based award.
“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company and its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company.
“Plan” shall mean this SB Energy, Inc. 2026 Long-Term Incentive Plan.
“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.
“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.
“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
“Shares” shall mean the common stock of the Company, $0.0001 par value, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.
“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.
“Subsidiary” of any Person means another Person (other than a natural Person), an aggregate amount of the voting securities, other voting ownership or voting partnership interests, of which is sufficient to elect at least a majority of the board or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first Person).
“Substitute Awards” shall mean any Awards granted under Section 4(a)(iii) of the Plan.
Section 3. Administration.
(a)    The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify or determine whether, and to what extent, they have been attained; (x) adopt and approve any supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) in accordance with Section 13(n) of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(b)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate of the Company, any Participant, any holder or beneficiary of any Award, and any stockholder.
(c)    The mere fact that a Committee member shall fail to qualify as an “outside director” within the meaning of Rule 16b-3, if applicable, shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.
(d)    No member of the Committee shall be liable to any Person for any action or determination made in good faith with respect to the Plan or any Award hereunder.
(e)    To the fullest extent permitted by applicable law, the Committee may delegate to one or more members of the Board, or one or more officers of the Company, the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act.
Section 4. Shares Available for Awards.
(a)    Shares Available.
(i)    Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed the sum of (A) [____], plus (B) the number of Shares that again become available for issuance under Section 4(a)(ii) of this Plan; provided, that, subject to adjustment as provided for in Section 4(b), the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be [____]. Subject to adjustment as provided in Section 4(b), and notwithstanding any plan or program of the Company or any Subsidiary to the contrary, the maximum amount of compensation that may be paid to any single non-employee member of the Board in respect of any single fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any retainer fees, but excluding any special committee fees and excluding any initial grants made in connection with the Company’s initial public offering) shall not exceed $[____] (the “Non-Employee Director Compensation Limit”).
(ii)    If any Shares subject to an Award are forfeited, cancelled, or exchanged or if an Award terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, termination or expiration, again be available for Awards under the Plan. For the avoidance of doubt, if two Awards are granted together in tandem, the Shares underlying any portion of the tandem Award which is not exercised or not otherwise settled in Shares will again be available for Awards under the Plan. Upon payment in cash of the benefit provided by any Award granted under this Plan, any Shares that were covered by that Award will again be available for Awards under the Plan. If, under this Plan, a Participant has elected to give up the right to receive cash compensation in exchange for Shares based on Fair Market Value, such Shares will not count against the aggregate limit described in Section 4(a)(i). If, under this Plan, an Award, by its terms set forth in the applicable Award Agreement, may only be payable in cash (and not, for the avoidance of doubt, through the delivery of Shares), then such Award will not count against the aggregate limit described in Section 4(a)(i). For the avoidance of doubt, any Shares which (A) are tendered to or withheld by the Company to satisfy payment or applicable tax withholding requirements in connection with the vesting or delivery of an Award, or (B) are withheld by the Company upon exercise of an Option pursuant to a “net exercise” arrangement shall again be available for Awards under the Plan.
(iii)    Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall not be counted against the aggregate number of Shares available for Awards under the Plan.
(iv)    In the event that an entity acquired by the Company or with which it combines has shares available under a pre-existing plan (“Target Company Plan”) previously approved by stockholders and not adopted in contemplation of such acquisition, merger or other combination, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) (“Assumed Available Shares”) may be used for Awards under this Plan made after such acquisition or merger; provided, however, that Awards using such Assumed Available Shares may not be made after the deadline for new awards or grants under the terms of the Target Company Plan, and may only be made to individuals who were not employees or directors of the Company or any subsidiary prior to such acquisition, merger or other combination. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan if such Awards comply with the terms of the Target Company Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)    Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including any appropriate adjustments to the individual limitations applicable to Awards set forth in Section 4(a)(i); provided, however, that any adjustment to such individual limitations will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right.
(c)    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
Section 5. Eligibility. Any employee of, or consultant to, the Company or any of its Subsidiaries (including any prospective employee), or non-employee director who is a member of the Board or the board of directors of a Subsidiary of the Company, shall be eligible to be selected as a Participant and receive any Award as determined by the Committee.

Section 6. Stock Options.
(a)    Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.
(b)    Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.
(c)    Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The applicable Award Agreement shall specify the period or periods of Continuous Service by the Participant that is necessary before the Option or installments thereof will become exercisable. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.
(d)    Payment.
(i)    No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (A) in cash, or its equivalent, or (B) subject to the Company’s consent, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or (C) subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (D) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), or (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.
(ii)    Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.
Section 7. Stock Appreciation Rights.
(a)    Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each

Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.
(b)    Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.
(c)    Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.
Section 8. Restricted Stock and Restricted Stock Units.
(a)    Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.
(b)    Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative or the transfer agent shall remove the restrictions relating to the transfer of such Shares.
(c)    Payment. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. No dividends shall paid be on any Shares of Restricted Stock and no dividend equivalents shall be paid on any Restricted Stock Units prior to the vesting of the Restricted Stock or Restricted Stock Units, as applicable.
Section 9. Performance Awards.
(a)    Grant. The Committee shall have sole authority to determine the Participants who shall receive a “Performance Award”, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.
(b)    Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

(c)    Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period as set forth in the Award Agreement on the date of grant.
Section 10. Other Stock-Based Awards.
The Committee shall have authority to grant to Participants an “Other Stock-Based Award”, which shall consist of any right which is (a) not an Award described in Sections 6 through 9 above and (b) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan, including any Award payable in cash; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including whether the Award is to be payable in cash or in Shares.
Section 11. Amendment and Termination.
(a)    Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan, (iv) would increase the Non-Employee Director Compensation Limit, or (v) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the applicable nationally recognized exchange, or, if the Shares are not traded on the applicable nationally recognized exchange, the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective as to such Participant without the written consent of the affected Participant, holder or beneficiary.
(b)    Amendments to Awards. The Committee may amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award theretofore granted; provided that any such amendment, alteration, suspension, discontinuance, cancellation, or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective as to such Participant without the written consent of the affected Participant, holder or beneficiary.
(c)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)    Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or cancel Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval. This Section 11(d) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of this Plan.

Section 12. Change in Control. In the event of a Change in Control, except as otherwise provided in an Award Agreement, a Participant’s Awards will be treated as follows:
(a)    If an Award is continued, assumed, replaced, converted or has new rights substituted therefor, in each case, by a resulting or continuing entity that is publicly-traded on a nationally-recognized exchange, on substantially the same terms and conditions, and in a manner consistent with the requirements of Section 409A of the Code, then any restrictions to which such Award is subject shall not lapse upon a Change in Control and such Awards, as continued, assumed, replaced, converted or substituted, shall continue to be subject to the terms and conditions as in effect immediately prior to the Change in Control; provided, that with respect to any outstanding Award that is subject to Performance Goals, the Committee may provide that such Award will be converted, assumed or replaced by the resulting or continuing entity as if target, actual or other performance had been achieved as of the date of the Change in Control and such Awards would continue to remain subject to the time-based service requirements, if any. Except as otherwise provided in an Award Agreement, to the extent outstanding Awards granted under this Plan are continued, assumed, replaced, converted or substituted in accordance with this Section 12(a), if a Participant’s employment or service is terminated without Cause by the Company or a Subsidiary or Affiliate of the Company or a Participant terminates his or her employment or service with the Company or a Subsidiary or Affiliate of the Company for Good Reason, in either case, during the 24-month period immediately following a Change in Control, all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable. The extent to which outstanding Awards granted under this Plan are continued, assumed, replaced, converted or substituted in accordance with this Section 12(a) shall be determined by the Committee.
(b)    If Awards are not continued, assumed, replaced, converted or substituted in accordance with Section 12(a), then a Participant’s Awards may be treated in accordance with one or more of the following methods, as determined by the Committee in its sole discretion:
(i)    The Committee may accelerate the exercisability of, or lapse of restrictions on, Awards or provide for a period of time for exercise prior to the occurrence of the Change in Control (with such exercise being contingent on the occurrence of the Change in Control; provided that, if the Change in Control does not take place within a specified period after giving such notice to exercise for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void);
(ii)    Any one or more outstanding Awards may be cancelled and the Committee may cause to be paid to the holders thereof, in cash, shares of common stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as determined by the Committee) of the Shares subject to such Option or Stock Appreciation Right over the aggregate exercise price of such Option or Stock Appreciation Right, respectively (it being understood that, in such event, any Option or Stock Appreciation Right having a per share exercise price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor); and/or
(iii)    The Committee may, in its sole discretion, make any other determination as to the treatment of Awards in connection with such Change in Control as the Committee may determine.
(c)    Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A of the Code or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service but disregarding any future service or performance requirements. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).
Section 13. General Provisions.
(a)    Nontransferability.
(i)    Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.
(ii)    No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary or Affiliate of the Company; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.
(iii)    Notwithstanding the foregoing, the Committee may, in the applicable Award Agreement evidencing an Option or other Award granted under the Plan or at any time thereafter in an amendment to an Award Agreement or other corporate action, provide that Options which are not intended to qualify as Incentive Stock Options or other Awards under the Plan may be transferred by the Participant to whom such Option or other Award was granted (the “Grantee”) without consideration, and subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to: (A) the Grantee’s spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the “Immediate Family”); (B) a trust solely for the benefit of the Grantee and his or her Immediate Family; or (C) a partnership, corporation or limited liability company whose only partners, members or stockholders are the Grantee and his or her Immediate Family; (each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a “Permitted Transferee”); provided that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the Option.
The terms of any Option or other Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to a Grantee or Participant shall be deemed to refer to the Permitted Transferee, except that (1) Permitted Transferees shall not be entitled to transfer any Options or Awards, other than by will or the laws of descent and distribution; (2) Permitted Transferees shall not be entitled to exercise any transferred Options or Awards unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option or settlement or vesting of such Award if the Committee determines that such a registration statement is necessary or appropriate, (3) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise and (4) the consequences of termination of the Grantee’s employment by, or services to, the Company under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Grantee.
(iv)    Notwithstanding anything to the contrary herein, only gratuitous transfers of Awards shall be permitted. In no event may any Award granted under this Plan be transferred for value.
(b)    Dividend Equivalents. No dividends or dividend equivalents shall paid be on any Award prior to vesting. In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights), whether made as an Other Stock-Based Award described in Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash,

Shares, other securities or other property on a deferred basis; provided, that such dividends or dividend equivalents shall be subject to the same vesting conditions as the Award to which such dividends or dividend equivalents relate.
(c)    No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
(d)    Share Certificates. Shares or other securities of the Company or any Subsidiary of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(e)    Withholding.
(i)    A Participant may be required to pay to the Company or any Subsidiary or Affiliate of the Company, and the Company or any Subsidiary or Affiliate of the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
(ii)    Without limiting the generality of Section 13(e)(i) above, subject to the Company’s consent, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise deliverable to the Participant with respect to an Award a number of Shares with a Fair Market Value equal to such withholding liability as determined by the Company, or by such other methods as may be approved by the Committee, including, but not limited to, through a “broker-assisted” cashless exercise.
(iii)    Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to Section 13(a), the Grantee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.
(f)    Clawback. Awards will be subject to recoupment in accordance with any clawback policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Rule 10D-1 under the Exchange Act or other applicable law. In addition, the Board or the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board or the Committee determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.
(g)    Award Agreements. Each Award hereunder that is not immediately vested and delivered as of its date of grant shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(h)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate of the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
(i)    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Subsidiary or Affiliate of the Company. Further, the Company or a Subsidiary or Affiliate of the Company may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or any applicable employment contract or agreement.
(j)    No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.
(k)    Governing Law. Unless otherwise provided for in an applicable Award Agreement, the validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, applied without giving effect to its conflict of laws principles.
(l)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(m)    Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or result in any liability under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.
(n)    Foreign Employees. In order to facilitate the making of any Award or combination of Awards under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary or Affiliate of the Company outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

(o)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate of the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate of the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate of the Company.
(p)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.
(q)    Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code.
(r)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 14. Compliance with Section 409A of the Code.
(a)    To the extent applicable, it is intended that this Plan and any grants made hereunder comply with, or be exempt from, the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of Treasury or the Internal Revenue Service. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Subsidiaries shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
(b)    Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.
(c)    Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that the Plan and/or Awards granted hereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions (including, without limitation, amendments, policies, procedures and actions with retroactive effect) as the Committee determines are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the date of the grant.
(d)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of the first business day of the seventh month following separation from service or death.
Section 15. Term of the Plan.
(a)    Effective Date. This Plan will become effective on the date as of which the Company’s initial public offering becomes effective.
(b)    Expiration Date. No grant will be made under this Plan more than ten years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.